UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2007

BRISAM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	33-55254-39	87-0485315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 N. Rainbow Blvd., Suite 300 Las Vegas, Nevada	89107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 448-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On July 31, 2007, the Registrant issued 35,000 shares of common stock for consulting services valued at $350. The Registrant believes the issuance of the shares was exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make her investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that she was capable of evaluating the merits and risks of her investment. The recipient was the sole officer and director of the Registrant at the time of the issuance and her investment decision.

On November 16, 2007, the Registrant issued 25,471,450 shares of common stock to Brian Kitts for his services as the sole officer of the Registrant valued at $25,471.45. The Registrant believes the issuance of the shares was exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Registrant and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that he was capable of evaluating the merits and risks of his investment. The recipient was the sole officer and director of the Registrant at the time of the issuance and his investment decision.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers.

(a) Resignation of Director

Effective October 1, 2007, immediately following the appointment of Mr. Brian Kitts as a board member (described below), Mr. Tomas Wilmot resigned as the Registrant’s Chairman of the Board of Directors effective immediately. Mr. Wilmot’s resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Subsequently, on January 29, 2008, immediately following the appointment of Mr. Ira Lyons as a board member (described below), Mr. Brian Kitts resigned as the Registrant’s Chairman of the Board of Directors effective immediately. Mr. Kitts’ resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(b) Resignation of Executive Officers

Effective October 1, 2007, in conjunction with the appointment of Mr. Brian Kitts as the Registrant’s sole officer (described below), Messrs. Tomas Wilmot, Mark Dingley, Kevin Wilmot and Christopher Wilmot resigned their respective positions as the Registrant’s president, chief financial officer, secretary and executive officer, all of which were effective immediately. None of the resignations were due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

Further, on January 29, 2008, in conjunction with the appointment of Mr. Ira Lyons as the Registrant’s sole officer (described below), Mr. Brian Kitts resigned his position as the sole officer of the Registrant effective immediately. Mr. Kitts’ resignation was not due to any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(c) Appointment of Executive Officer

Effective October 1, 2007, the Registrant’s Board of Directors, immediately upon acceptance of the resignations set forth above, appointed Mr. Brian Kitts as the sole officer (president, secretary and treasurer) of the Registrant.

Brian Kitts, since 1995 has served as an industry consultant for various private clients and manufacturers. Mr. Kitts founded and was the President of Beechwood Design in 1983, a private company specializing in store fixture design and manufacturing. He built Beechwood Design from 4 employees and $300,000 in revenue in 1983 to 140 employees and $7,000,000 in revenues in 1995, at which time he sold the company. He obtained his Architectural Design degree in 1975.

Subsequently, on January 29, 2008, the Registrant’s Board of Directors, immediately upon acceptance of Mr. Kitts’ resignation, appointed Mr. Ira Lyons as the sole officer (president, secretary and treasurer) of the Registrant.

Ira Lyons, in addition to his positions with the Registrant, is currently the sole officer and director of Hydrogen hybrid Technologies, Inc., a 34 Act reporting company trading on the OTC:BB under the symbol HYHY. From November 1999 to September 2003, Mr. Lyons served as the Vice President - Market Development for Exxecom Technologies / Xccept Systems, where he provided, on a contract basis, market development consulting services. In addition, from 1997 to November 1999, Mr. Lyons was the Vice President of Northern Communications Group Inc., an independent telephone directory publisher with complete in-house ad production and pagination capabilities, producing "the Gold Book" Telephone Directory. Further, Mr. Lyons holds a degree in Business Administration and Accounting from the University of Toronto.

(d) Appointment of Director

Effective October 1, 2007, Mr. Tomas Wilmot, as the Registrant’s sole director, immediately prior to his resignation, appointed Mr. Brian Kitts as a member of the Registrant’s board of directors. Following Mr. Wilmot’s resignation, Mr. Kitts became the sole director of the Registrant. Please see Mr. Kitts resume above.

Subsequently, on January 29, 2008, Mr. Brian Kitts, as the Registrant’s sole director, immediately prior to his resignation, appointed Mr. Ira Lyons as a member of the Registrant’s board of directors. Following Mr. Kitts’ resignation, Mr. Lyons became the sole director of the Registrant. Please see Mr. Lyons resume above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                            BRISAM CORPORATION

By:/s/ Ira Lyons
Ira Lyons, President

Date: January 29, 2008

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